EXHIBIT 23.2


                           Cordovano and Honeck LLP
                            88 Inverness Circle East
                                 Building M-103
                              Englewood, CO 80112
                                  303-329-0220






Securities and Exchange Commission
100 F Street NE
Washington, DC 20549

Re: NexHorizon Communications, Inc.
    Commission File # 000-33327

Gentlemen:

     We have read and agree with the comments in Item 4 of the Form 8-K of NexHorizon Communications, Inc. dated January 21, 2009.



/s/ Cordovano and Honeck LLP


Cordovano and Honeck LLP
Englewood, Colorado
February 5, 2009